EXHIBIT 16.1

AJ Robbins CPA, LLC Certified Public Accountants

June 1, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

Re: Excellerant, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 31, 2021, of Excellerant, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

AJ Robbins, CPA LLC

aj@ajrobbins.com

400 South Colorado Blvd, Suite 870, Denver, Colorado 80246

(B)303-537-5898 (M)720-339-5566 (F)303-586-6261